UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    ________________November 15, 2011_____________

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

001-11229	Mississippi Power Company (A Mississippi Corporation) 2992 West Beach Gulfport, Mississippi 39501 (228) 864-1211	64-0205820

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

See MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “Integrated Coal Gasification Combined Cycle” of Mississippi Power Company (“Mississippi Power”) in Item 7 and Note 3 to the financial statements of Mississippi Power under “Integrated Coal Gasification Combined Cycle” in Item 8 of the Annual Report on Form 10-K for the year ended December 31, 2010 for information on the Kemper County integrated coal gasification combined cycle facility (the “Kemper IGCC”).  See also MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “Mississippi PSC Matters – Retail Regulatory Matters – Certificated New Plant” and – “Integrated Coal Gasification Combined Cycle” in Mississippi Power’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 for information related to the Kemper IGCC and Certificated New Plant-A (“CNP-A”).  CNP-A is a new proposed cost recovery mechanism designed specifically to recover financing costs during the construction phase of the Kemper IGCC.
On November 15, 2011, Mississippi Power filed its 2012 CNP-A annual filing with the Mississippi Public Service Commission (the “MPSC”), in connection with the proposed rate schedule filed by Mississippi Power with the MPSC on April 27, 2011.  Mississippi Power currently projects to spend a total of approximately $2.2 billion on engineering, procurement, construction and other Kemper IGCC-related activities through December 31, 2012, with $870 million projected to be spent through December 31, 2011 and $1.3 billion projected to be spent in 2012.  Based upon the projected costs through December 31, 2012, Mississippi Power calculates a 2012 CNP-A retail revenue adjustment of approximately $98 million, representing an increase in total retail revenues of approximately 11.66 percent.

Mississippi Power is also requesting that the CNP-A rates become effective with the April 2012 billings.  Mississippi Power’s 2012 CNP-A annual filing and related proposed rate schedule are subject to the review and approval of the MPSC.
The ultimate outcome of this matter cannot now be determined.

Cautionary Note Regarding Forward-Looking Statements:

Certain information contained in this Current Report on Form 8-K is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements regarding Mississippi Power’s filing with the MPSC to recover financing costs related to the construction of Kemper IGCC, as well as statements regarding estimated construction costs and retail revenue adjustments.  Mississippi Power cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Mississippi Power; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in Mississippi Power’s Annual Report on Form 10-K for the year ended December 31, 2010, and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel and other cost recovery mechanisms and the MPSC’s review of the CNP-A filing (the final outcome of which may differ materially from Mississippi Power’s proposal); changes in business conditions; changes in environmental statutes and regulations; ability to control costs and cost overruns during the development and construction of the Kemper IGCC; regulatory approvals and actions related to the Kemper IGCC, including MPSC approvals and potential U.S. Department of Energy loan guarantees; the ability of counterparties of Mississippi Power to make payments as and when due and to perform as required; interest rate fluctuations and financial market conditions and the results of financing efforts, including Mississippi Power’s credit ratings; and the impacts of any potential U.S. credit rating downgrade or other sovereign financial issues, including the impacts on interest rates, access to capital markets, impacts on currency exchange rates, counterparty performance, and the economy in general, as well as potential impacts on the availability or benefits of proposed U.S. Department of Energy loan guarantees.  Mississippi Power expressly disclaims any obligation to update any forward-looking information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2011	MISSISSIPPI POWER COMPANY By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary